                                                                    EXHIBIT 21.0

                          SUBSIDIARIES OF THE COMPANY

     In the following list of subsidiaries of the Company, those companies which are indented represent subsidiaries of the corporation under which they are indented. Except for directors' qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than AJG Capital, Inc., is owned of record or beneficially by its indicated parent. /(1)/

                                                                   State or Other
                                                                   Jurisdiction of
                Name                                               Incorporation
                ----                                               ---------------
Arthur J. Gallagher & Co. (Registrant)                             Delaware
  Arthur J. Gallagher & Co. (Illinois)                             Illinois
    Great Lakes Agency Incorporated                                Illinois
    Arthur J. Gallagher & Co. of Oklahoma, Inc.                    Oklahoma
  Arthur J. Gallagher & Co. - Chicago Metro                        Illinois
  Arthur J. Gallagher & Co. (St. Louis)                            Delaware
  Holt Texas, Inc.                                                 Texas
    Arthur J. Gallagher Inc.                                       Texas
  Gallagher Braniff, Inc.                                          Texas
  Arthur J. Gallagher & Co. (Florida)                              Florida
  Arthur J. Gallagher & Co. of New York, Inc.                      New York
  Arthur J. Gallagher & Co. Ohio Agency, Inc.                      Ohio
  International Special Risk Services, Inc.                        Illinois
  Arthur J. Gallagher & Co. - Greenville                           South Carolina
  Arthur J. Gallagher & Co. of Massachusetts, Inc.                 Massachusetts
    Gallagher Insurance Advisors, Inc.                             Massachusetts
    Morrill & Everett, Inc.                                        New Hampshire
    K.C.L. of Vermont, Inc.                                        Vermont
  Arthur J. Gallagher & Co. of Rhode Island, Inc.                  Rhode Island
  Arthur J. Gallagher International, Inc.                          Delaware
  Arthur J. Gallagher & Co. (Bermuda) Limited                      Bermuda
    Arthur J. Gallagher Intermediaries (Bermuda) Limited           Bermuda
    Arthur J. Gallagher Management (Bermuda) Limited               Bermuda
  Arthur J. Gallagher & Co. - Little Rock                          Arkansas
  Arthur J. Gallagher & Co. of Georgia, Inc.                       Georgia
  Gallagher Plumer Holdings Limited                                England
  Arthur J. Gallagher Investments, Inc.                            Delaware
    Arthur J. Gallagher (UK) Limited                               England
      John Plumer & Company Limited                                England
      John Plumer & Partners Limited                               England
        John Plumer & Partners Marine Limited                      England
      Gallagher Plumer North America Limited                       England
      Gallagher Plumer Non-Marine Reinsurance Brokers Limited      England
      Gallagher Plumer Aviation Limited                            England
      Gallagher Plumer Marine Reinsurance Brokers Limited          England
      Gallagher Plumer Non-Marine Limited                          England
      Gallagher Plumer & Partners Limited                          England

  Arthur J. Gallagher Financial Services, Inc.                     Delaware
  Gallagher Bassett Services, Inc.                                 Delaware
    Gallagher Bassett of New York, Inc.                            New York
    Gallagher Bassett International Ltd.                           Delaware
    Gallagher bassett International Ltd. (UK)                      England
  Gallagher Bassett International S.A.                             France
  Arthur J. Gallagher & Co. Insurance Brokers of
   California, Inc.                                                California
    Charity First Insurance Services, Inc.                         California
  Arthur J. Gallagher & Co. of Connecticut, Inc.                   Connecticut
  Arthur J. Gallagher Intermediaries, Inc.                         New York
  LHC of Illinois, Inc.                                            Illinois
  Arthur J. Gallagher & Co. of Michigan, Inc.                      Michigan
  Arthur J. Gallagher & Co. - Denver                               Colorado
  Arthur J. Gallagher & Co. of Washington, Inc.                    Washington
  AJG Capital, Inc./2/                                             Illinois
  Gallagher Louisiana, Inc.                                        Louisiana
    Arthur J. Gallagher of Louisiana, Inc.                         Louisiana
  Broussard, Bush & Hurst of Mississippi, Inc.                     Mississippi
  Broussard, Bush & Hurst of Texas, Inc.                           Texas
  The ABOW Companies, Inc.                                         Michigan
  Arthur J. Gallagher & Co. of Wisconsin, Inc.                     Wisconsin
  Gallagher Woodsmall, Inc.                                        Missouri
    Woodsmall Benefit Services, Inc.                               Delaware
  Gallagher Benefit Services of New York, Inc.                     New York
  Arthur J. Gallagher & Co. of New Jersey, Inc.                    New Jersey
  Arthur J. Gallagher & Co. Ohio Life Agency, Inc.                 Ohio
  Gallagher Pipino, Inc.                                           Ohio
  Gallagher Sullivan, Inc.                                         South Carolina
  Arthur J. Gallagher & Co. of Pennsylvania, Inc.                  Pennsylvania
  Gallagher Benefit Services of Texas, Inc.                        Texas

     /1/The Company conducts some of its operations under the following names:
Gallagher Benefit Services, Gallagher Bassett Benefit Administrators, Gallagher Bassett Information Services, Pacific Atlantic Administrators, The Boston Insurance Center, Gallagher Heffernan, Gallagher Newman, Broussard, Bush & Hurst, Henley, Williams & Associates, Steel Agency and Gallagher Emperion.


     /2/10% of the Common Stock of AJG Capital, Inc. is owned by an unrelated party.